Exhibit 4.2

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

TRUMP ENTERTAINMENT RESORTS, INC.

TOTAL AUTHORIZED ISSUE

1,000 SHARES PAR VALUE             EACH

CLASS B COMMON STOCK

[GRAPHIC]

**Trust Casinos, Inc.** is the owner of **50 shares of Class B Common Stock** fully paid and non-assessable shares of                     only on the books of the corporationaly                    by duly authorized Attorney upon                     properly endorsed

In Witness Whereof,                    this Certificate to be signed by its duly authorized                     of the Corporation.

Dated May 20, 2005

The securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and may not be transferred except pursuant to an effective registration under the Act or such state securities laws or in a transaction which, in the opinion of counsel reasonably satisfactory to Trump Entertainment Resorts, Inc., qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder or such state securities laws.

The voting and transfer of the shares of Class B Common Stock represented by this certificate are restricted by the terms of the Corporation’s Restated Certificate of Incorporation. As a condition to the transfer of the Class B Common Stock, each transferee of Class B Common Stock shall agree, in writing, to waive all rights, except those presided for in Article VI thereof, to vote such Class B Common Stock separately as a class. A copy of the Restated Certificate of Incorporation has been placed on file by the Corporation at its principal place of business and its registered office, and will be furnished without charge by the Corporation the record holder hereof upon written request to the Corporation at the principal place of business of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - Custodian (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MLN ACT - Custodian (Minor) under (State) Uniform Transfer to Minors Act

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________________________ _______________________________________________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
In presence of